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                                                                    EXHIBIT 99.1

          Agreement Regarding Disclosure of Long-Term Debt Instruments

     In reliance upon Item 601(b)(4)(iii)(A), of Regulation S-K, AIMCO Properties, L.P., a Delaware limited partnership (the "Partnership") has not filed as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001, any instrument with respect to long-term debt not being registered where the total amount of securities authorized thereunder does not exceed 10 percent of the total assets of the Company and its subsidiaries on a consolidated basis. Pursuant to Item 601 (b)(4)(iii)(A), of Regulation S-K, the Partnership hereby agrees to furnish a copy of any such agreement to the Securities Exchange Commission upon request.

                                       AIMCO PROPERTIES, L.P.

                                       By: AIMCO-GP, Inc.
                                           its General Partner

                                       By: /s/ Peter Kompaniez
                                           -------------------------------------
                                           Peter Kompaniez
                                           President